As filed with the Securities and Exchange Commission on September 1, 2011
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	26-2940963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10005 Muirlands Boulevard, Suite G
Irvine, California 92618
(949) 419-0288
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

 Frank L. Jaksch, Jr.
President and Chief Executive Officer
10005 Muirlands Boulevard, Suite G
Irvine, California 92618
(949) 419-0288
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Matthew S. O’Loughlin, Esq.
Craig D. Miller, Esq.
Manatt, Phelps & Phillips, LLP
695 Town Center Drive, 14th Floor
Costa Mesa, California 92626
(714) 371-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Common Stock, par value $0.001 per share	See note (2)	See note (2)	—	—
Warrants	See note (2)	See note (2)	—	—
Units	See note (2)	See note (2)	—	—
			$50,000,000	$5,805.00
Secondary Offering:
Common Stock, par value $0.001 per share	13,964,284 (3)	$1.025(4)	$14,313,391	$1,661.78
Total				$7,466.78

(1)
Represents shares of common stock, warrants to purchase common stock, and units being registered for sale by the Registrant up to an aggregate offering price of $50,000,000 and an aggregate of 13,964,284 shares of common stock registered for resale by the selling stockholders.  In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
We are registering an indeterminate number of shares of common stock, an indeterminate amount of warrants to purchase common stock, and an indeterminate number of units, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $50,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock that may be issued upon the exercise of warrants registered hereunder.

(3)	Consists of 10,039,286 issued and outstanding shares of common stock and 3,924,998 shares of common stock issuable upon the exercise of certain warrants to purchase common stock.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on $1.025 per share, representing the average of the bid and the asked price of common stock on August 30, 2011 as reported by the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 1, 2011

PROSPECTUS

$50,000,000
Shares of Common Stock, Warrants and Units
Offered by ChromaDex Corporation
______________________________________

13,964,284 shares of Common Stock
Offered by the Selling Stockholders
______________________________________

We may offer, from time to time, in amounts, at prices and on terms that we will determine at the time of offering, any combination of shares of our common stock, par value $0.001 per share, and/or warrants to purchase shares of our common stock, either individually or in units comprised of any of such securities.  The maximum aggregate offering price for these securities will not exceed $50,000,000.  We will provide specific terms of any offering by us in a prospectus supplement to this prospectus. For information on the general terms of our capital stock, see “Description of Capital Stock.”

In addition, from time to time, this prospectus may also be used by the selling stockholders identified in this prospectus to sell up to 13,964,284 shares of our common stock, consisting of, as of August 30, 2011, 10,039,286 issued and outstanding shares of our common stock and 3,924,998 shares of common stock issuable upon the exercise of certain warrants to purchase our common stock.  We will not receive any proceeds from the sale of common stock by the selling stockholder. We will receive proceeds from the selling stockholders from any exercise of their warrants in full, on a cash basis.

Our common stock is traded on the OTC Bulletin Board under the symbol “CDXC”. On August 30, 2011, the closing price of our common stock was $1.22 per share.

You should carefully read this prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and any prospectus supplement before you invest in any of our securities.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus            , 2011

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC.  By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $50,000,000 in the aggregate and the selling stockholders may sell up to 13,964,284 shares of our common stock.  We will not receive any proceeds from the sales of any of our common stock sold by the selling stockholders other than any proceeds from the exercise of warrants to purchase shares of our common stock.  This prospectus provides you with a general description of the securities that we and the selling stockholders may offer hereunder. The securities may be sold by us or the selling stockholders directly to purchasers, through agents, to or through underwriters, through dealers or through a combination of such methods of sale. Specific information about the terms of an offering by us will, or by any selling stockholder may, be included in a prospectus supplement relating to each offering of securities. The prospectus supplement may also add, update, or change information included in this prospectus, including, but not limited to, adding additional selling stockholders. You should read both this prospectus and any accompanying prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or amendment. We and the selling stockholders have not authorized any person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus,  any accompanying prospectus supplement, and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of their respective dates. ChromaDex’s business, financial condition, results of operations and prospects may have changed since such dates.

Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus and any accompanying prospectus supplement form a part, this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus or any accompanying prospectus supplement. The incorporated documents are described under “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “ChromaDex,” the “Company,” “we,” “us” and “our” refer collectively to ChromaDex Corporation and its subsidiaries, including, ChromaDex, Inc. and ChromaDex Analytics, Inc

-ii-

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future beliefs, plans, objectives, goals or expectations. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements relating to our business goals, business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, any accompanying prospectus supplements and reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

-iii-

 PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus under “Risk Factors” beginning on page 4 of this prospectus and the information incorporated by reference into this prospectus and any accompanying prospectus supplement, including our financial statements and the accompanying notes.

Our Company

We supply phytochemical reference standards and reference materials, related contract services, and proprietary ingredients and products for the dietary supplement, nutraceutical, food and beverage, functional food, pharmaceutical and cosmetic markets.  We have also developed and launched a line of new retail products containing proprietary ingredients.

Our business strategy is to identify, acquire, reduce-to-practice, and commercialize innovative new natural products and “green chemistry” (environmentally safe) technologies, with an initial industry focus on the dietary supplement, cosmetic, food and beverage markets, as well as novel pharmaceuticals. We plan to utilize our experienced management team to commercialize these natural product technologies by advancing them through the proper regulatory approval processes, arranging for reliable and cost-effective manufacturing, and ultimately either selling or licensing the product lines and intellectual property to third parties.

We believe there is a rapidly growing need at both the manufacturing and government regulatory levels for reference standards, analytical methods and other quality assurance methods to ensure that products distributed to consumers are safe. We further believe that this need is driven by increased awareness at the consumer level of the lack of adequate quality controls as related to functional food, nutraceutical or dietary supplement based products.

We have taken advantage of both the supply chain needs and regulatory requirements to build our core standards business. We believe we are now in a position to significantly expand our current business and capitalize on additional opportunities in product development, contract research and commercialization of the intellectual property that we have acquired from the development of our standards.

Our core standards and contract service businesses provide us with the opportunity to screen thousands of potential natural product candidates. By using the market information gathered by the Company’s business model, followed by an investment in research and development, new natural products-related intellectual property can be brought to the market with a much lower investment cost and an increased chance of success in the marketplace.

We believe that our current cash, cash equivalents and cash generated from operations, will be sufficient to meet our projected operating plans through March 2012.  Since July 2, 2011, the end of our second fiscal quarter, we have received an additional $1,516,500 in proceeds from the exercise of warrants issued by us in the May 2010 private placement.  We may seek additional capital prior to the end of March 2012 both to meet our projected operating plans after March 2012 and to fund our longer term strategic objectives.  To the extent we are unable to raise additional cash or generate sufficient net income prior to March 2012 to meet our projected operating plans, we will revise our projected operating plans accordingly.  Additional capital may come from public and private stock or debt offerings, borrowings under lines of credit or other sources.  These additional funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, achieve long term strategic objectives, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition. If we are unable to establish small to medium scale production capabilities through our own plant or though a collaboration, we may be unable to fulfill our customers’ requirements. This may cause a loss of future revenue streams as well as require us to look for third-party vendors to provide these services. These vendors may not be available, or may charge fees that prevent us from pricing competitively within our markets.

In June 2010, the United States Food and Drug Administration, or FDA, began to regulate the dietary supplement market and to hold accountable all dietary supplement manufacturers under new Good Manufacturing Practices, or GMPs.  GMPs require quality testing to be done on dietary supplement products throughout the manufacturing process, rather than only on finished products.  The FDA has begun enforcing the regulations by issuing warning letters to companies who are in violation of GMPs, but it is unknown to what extent the FDA will enforce the regulations and how the regulations will be interpreted upon enforcement.  The outcome of these uncertainties may have a material adverse effect on our results of operations if the resulting effects of these regulations on our customers negatively impact their demand for our products and services.

Our principal executive offices are located at 10005 Muirlands Boulevard, Suite G, Irvine, California 92618. The telephone number at our principal executive offices is (949) 419-0288. Our website address is www.chromadex.com. Information contained on our website is not deemed part of this prospectus.

The Offerings

The Company

With this prospectus, we may offer any combination of shares of our common stock or warrants to purchase shares of our common stock, either individually or in units comprised of any of such securities.  The aggregate initial offering price of all securities we sell in the primary offerings under this prospectus will not exceed $50,000,000.  We anticipate that the proceeds from any such offering by us will be used for working capital and other corporate purposes.  See “Use of Proceeds.  Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered.

The Selling Stockholders

The following is a summary of the offering that may be made by the selling stockholders pursuant to this prospectus.

Common stock outstanding prior to the offering by the selling stockholders	74,609,996 (1)

Common stock offered by the selling stockholders	13,964,284 (2)

Common stock to be outstanding after the offering by the selling stockholders	78,534,994 (3)

Use of Proceeds
We will not receive any proceeds from the sale of the 13,964,284 shares of common stock offered by the selling stockholders under this prospectus. However, we will receive up to $824,250 in the aggregate from the selling stockholders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 3,924,998 shares of common stock originally issued in connection with a private placement that closed on May 20, 2010, or the May 2010 private placement. We anticipate that the proceeds from the exercise of the warrants will be used for working capital and other corporate purposes.  See “Use of Proceeds.”

OTC Bulletin Board Symbol	“CDXC”

(1)	As of August 30, 2011, without giving effect to shares of our common stock that may be issued upon the exercise of outstanding warrants or options to purchase shares of our common stock.

(2)
Includes, as of August 30, 2011, 10,039,286 shares of common stock offered by the selling stockholders that are currently issued and outstanding and 3,924,998 shares of common stock offered by the selling stockholders that are issuable upon exercise of warrants.  These currently outstanding shares of our common stock and warrants to purchase common stock were issued by us to the selling stockholders on May 20, 2010, in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Rule 506 of Regulation D thereof.

(3)
Based on the number of shares of common stock outstanding as of August 30, 2011. Assumes the full exercise of the unexercised warrants held by the selling stockholders as of August 30, 2011 to acquire 3,924,998 shares of common stock and assumes that all other outstanding warrants and options are not exercised. The terms of the warrants provide that they may only be exercised in whole for “cash,” and not in part, at an exercise price of $0.21 per share, subject to a limited “cashless exercise” provision in the event we fail to comply with the material terms of our registration obligations with respect to the shares issued or issuable under the warrants or in the event of a “Corporate Transaction” (as such term is defined in the warrants).

RISK FACTORS

Investing in our securities involves a high degree of risk.  Before making a decision to invest in any of our securities, you should consider carefully (i) the risk factors we describe in any prospectus supplement, (ii) the specific risks related to our securities described below, (iii) the risks relating to our business, which are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and our Quarterly Report on Form 10-Q for the quarter ended July 2, 2011, and (iv) all of the information contained in or incorporated by reference into this prospectus, including the specific statements under the caption “Risk Factors” in any reports we file with the SEC after the date of this prospectus and which are incorporated by reference herein. These risks are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may adversely affect us and your investment. If any of these risk or uncertainties materialize, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to Our Business and Industry

    Further deterioration in the state of the global economy and financial market conditions could adversely affect our ability to conduct business and our results of operations.

    Global economic and financial market conditions, including severe disruptions in the credit markets and the continuing impact of the recent global economic recession continue to materially impact our customers and other parties with whom we do business. Continued or further deterioration in general economic and financial market conditions could materially adversely affect our financial condition and results of operations. Specifically, the impact of these volatile and negative conditions may include decreased demand for our products and services, decreased ability to accurately forecast future product trends and demand and a negative impact on our ability to timely collect receivables from our customers. The foregoing economic conditions may lead to increased levels of bankruptcies, restructurings and liquidations for our customers, scaling back of research and development expenditures, delays in planned projects and shifts in business strategies for many of our customers. Such events could, in turn, adversely affect our business through loss of sales.

    Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control.

    We are subject to the following factors, among others, that may negatively affect our operating results:

•	the announcement or introduction of new products by our competitors;

•	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

•	our ability to attract and retain key personnel in a timely and cost effective manner;

•	technical difficulties;
•	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations and infrastructure;

•	regulation by federal, state or local governments; and

•	general economic conditions as well as economic conditions specific to the healthcare industry.

    As a result of our limited operating history and the nature of the markets in which we compete, it is extremely difficult for us to forecast accurately. We have based our current and future expense levels largely on our investment plans and estimates of future events although certain of our expense levels are, to a large extent, fixed. Assuming our products reach the market, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our revenues and operating results are and will remain difficult to forecast.

    We face significant competition, including changes in pricing.

    The markets for our products and services are both competitive and price sensitive. Many of our competitors have significant financial, operations, sales and marketing resources and experience in research and development. Competitors could develop new technologies that compete with our products and services or even render our products obsolete. If a competitor develops superior technology or cost-effective alternatives to our products and services, our business could be seriously harmed.

    The markets for some of our products are also subject to specific competitive risks because these markets are highly price competitive. Our competitors have competed in the past by lowering prices on certain products. If they do so again, we may be forced to respond by lowering our prices. This would reduce sales revenues and possibly profits. Failure to anticipate and respond to price competition may also impact sales and profits.

    We believe that customers in our markets display a significant amount of loyalty to their supplier of a particular product. To the extent we are not the first to develop, offer and/or supply new products, customers may buy from our competitors or make materials themselves, causing our competitive position to suffer.

    Many of our competitors are larger and have greater financial and other resources than we do.

    Our products compete and will compete with other similar products produced by our competitors. These competitive products could be marketed by well-established, successful companies that possess greater financial, marketing, distribution, personnel and other resources than we possess. Using these resources, these companies can implement extensive advertising and promotional campaigns, both generally and in response to specific marketing efforts by competitors, and enter into new markets rapidly to introduce new products. In certain instances, competitors with greater financial resources also may be able to enter a market in direct competition with us, offering attractive marketing tools to encourage the sale of products that compete with our products or present cost features which consumers may find attractive.

    We may never develop any additional products to commercialize.

    We have invested a substantial amount of our time and resources in developing various new products. Commercialization of these products will require additional development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before it can provide us with any revenue. Despite our efforts, these products may not become commercially successful products for a number of reasons, including:

•	we may not be able to obtain regulatory approvals for our products, or the approved indication may be narrower than we seek;

•	our products may not prove to be safe and effective in clinical trials;

•	we may experience delays in our development program;

•	any products that are approved may not be accepted in the marketplace;

•
we may not have adequate financial or other resources to complete the development or to commence the commercialization of our products and will not have adequate financial or other resources to achieve significant commercialization of our products;

•	we may not be able to manufacture any of our products in commercial quantities or at an acceptable cost;

•	rapid technological change may make our products obsolete;

•	we may be unable to effectively protect our intellectual property rights or we may become subject to a claim that our activities have infringed the intellectual property rights of others; and

•	we may be unable to obtain or defend patent rights for our products.

    We may not be able to partner with others for technological capabilities and new products and services.

    Our ability to remain competitive may depend, in part, on our ability to continue to seek partners that can offer technological improvements and improve existing products and services that are offered to our customers. We are committed to attempting to keep pace with technological change, to stay abreast of technology changes and to look for partners that will develop new products and services for our customer base. We cannot assure prospective investors that we will be successful in finding partners or be able to continue to incorporate new developments in technology, to improve existing products and services, or to develop successful new products and services, nor can we be certain that newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace or that the costs involved in these efforts will not be substantial.

    We depend on key personnel, the loss of any of which could negatively affect our business.

    We depend greatly on Frank L. Jaksch, Jr., William F. Spengler and Thomas C. Varvaro, who are our Chief Executive Officer, President and Chief Financial Officer, respectively. We also depend greatly on other key employees, including key scientific personnel. In general, only highly qualified and trained scientists have the necessary skills to develop and market our products and provide our services. In addition, some of our manufacturing, quality control, safety and compliance, information technology, sales and e-commerce related positions are highly technical as well. Also, we face intense competition for these professionals from our competitors, customers, marketing partners and other companies throughout the industries in which we compete. Our success will depend, in part, upon our ability to attract and retain additional skilled personnel, which will require substantial additional funds. There can be no assurance that we will be able to find and attract additional qualified employees or retain any such personnel. Our inability to hire qualified personnel, the loss of services of our key personnel, or the loss of services of executive officers or key employees that may be hired in the future may have a material and adverse effect on our business.

    If we fail to maintain adequate quality standards for our products and services, our business may be adversely affected and our reputation harmed.

    Dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic customers are often subject to rigorous quality standards to obtain and maintain regulatory approval of their products and the manufacturing processes that generate them. A failure to maintain, or, in some instances, upgrade our quality standards to meet our customers’ needs, could cause damage to our reputation and potentially substantial sales losses.

    Our ability to protect our intellectual property and proprietary technology through patents and other means is uncertain and may be inadequate, which would have a material and adverse effect on us.

    Our success depends significantly on our ability to protect our proprietary rights to the technologies used in our products. We rely on patent protection, as well as a combination of copyright, trade secret and trademark laws and nondisclosure, confidentiality and other contractual restrictions to protect our proprietary technology, including our licensed technology. However, these legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. For example, our pending United States and foreign patent applications may not issue as patents in a form that will be advantageous to us or may issue and be subsequently successfully challenged by others and invalidated. In addition, our pending patent applications include claims to material aspects of our products and procedures that are not currently protected by issued patents. Both the patent application process and the process of managing patent disputes can be time consuming and expensive. Competitors may be able to design around our patents or develop products which provide outcomes which are comparable or even superior to ours. Steps that we have taken to protect our intellectual property and proprietary technology, including entering into confidentiality agreements and intellectual property assignment agreements with some of our officers, employees, consultants and advisors, may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States.

    In the event a competitor infringes upon our licensed or pending patent or other intellectual property rights, enforcing those rights may be costly, uncertain, difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents rights against a challenge. The failure to obtain patents and/or protect our intellectual property rights could have a material and adverse effect on our business, results of operations and financial condition.

    Our patents and licenses may be subject to challenge on validity grounds, and our patent applications may be rejected.

    We rely on our patents, patent applications, licenses and other intellectual property rights to give us a competitive advantage. Whether a patent is valid, or whether a patent application should be granted, is a complex matter of science and law, and therefore we cannot be certain that, if challenged, our patents, patent applications and/or other intellectual property rights would be upheld. If one or more of those patents, patent applications, licenses and other intellectual property rights are invalidated, rejected or found unenforceable, that could reduce or eliminate any competitive advantage we might otherwise have had.

    We may become subject to claims of infringement or misappropriation of the intellectual property rights of others, which could prohibit us from developing our products, require us to obtain licenses from third parties or to develop non-infringing alternatives and subject us to substantial monetary damages.

    Third parties could, in the future, assert infringement or misappropriation claims against us with respect to products we develop. Whether a product infringes a patent or misappropriates other intellectual property involves complex legal and factual issues, the determination of which is often uncertain. Therefore, we cannot be certain that we have not infringed the intellectual property rights of others. Our potential competitors may assert that some aspect of our product infringes their patents. Because patent applications may take years to issue, there also may be applications now pending of which we are unaware that may later result in issued patents upon which our products could infringe. There also may be existing patents or pending patent applications of which we are unaware upon which our products may inadvertently infringe.

    Any infringement or misappropriation claim could cause us to incur significant costs, place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. If the relevant patents in such claim were upheld as valid and enforceable and we were found to infringe, we could be prohibited from selling any product that is found to infringe unless we could obtain licenses to use the technology covered by the patent or are able to design around the patent. We may be unable to obtain such a license on terms acceptable to us, if at all, and we may not be able to redesign our products to avoid infringement. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition and operating results. A court also could enter orders that temporarily, preliminarily or permanently enjoin us and our customers from making, using, or selling products, and could enter an order mandating that we undertake certain remedial activities. Depending on the nature of the relief ordered by the court, we could become liable for additional damages to third parties.

    The prosecution and enforcement of patents licensed to us by third parties are not within our control. Without these technologies, our products may not be successful and our business would be harmed if the patents were infringed or misappropriated without action by such third parties.

    We have obtained licenses from third parties for patents and patent application rights related to the products we are developing, allowing us to use intellectual property rights owned by or licensed to these third parties. We do not control the maintenance, prosecution, enforcement or strategy for many of these patents or patent application rights and as such are dependent in part on the owners of the intellectual property rights to maintain their viability. Without access to these technologies or suitable design-around or alternative technology options, our ability to conduct our business could be impaired significantly.

    We may be subject to damages resulting from claims that we, our employees, or our independent contractors have wrongfully used or disclosed alleged trade secrets of others.

    Some of our employees were previously employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies. We may also hire additional employees who are currently employed at other dietary supplement, nutraceutical, food and beverage, functional food, analytical laboratories, pharmaceutical and cosmetic companies, including our competitors. Additionally, consultants or other independent agents with which we may contract may be or have been in a contractual arrangement with one or more of our competitors. We may be subject to claims that these employees or independent contractors have used or disclosed any party’s trade secrets or other proprietary information. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. If we fail to defend such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to market existing or new products, which could severely harm our business.

    Our short-term capital needs are uncertain and we may need to raise additional funds. Based on current market conditions, such funds may not be available on acceptable terms or at all.

    We believe that our current cash, cash equivalents and cash generated from operations, will be sufficient to meet our projected operating plans through March 2012.  Since July 2, 2011, the end of our second fiscal quarter, we have received an additional $1,516,500 in proceeds from the exercise of warrants issued by us in the May 2010 private placement.  Our capital requirements will depend on many factors, including:

•	the revenues generated by sales of our products, if any;

•	the costs associated with expanding our sales and marketing efforts, including efforts to hire independent agents and sales representatives and obtain required regulatory approvals and clearances;

•	the expenses we incur in developing and commercializing our products, including the cost of obtaining and maintaining regulatory approvals; and

•	unanticipated general and administrative expenses.

    As a result of these factors, we may seek to raise additional capital whether through offerings made under this prospectus or otherwise prior to the end of March 2012 both to meet our projected operating plans after March 2012 and to fund our longer term strategic objectives. Additional capital may come from public and private stock or debt offerings, borrowings under lines of credit or other sources. These additional funds may not be available on favorable terms, or at all. There can be no assurance we will be successful in raising these additional funds. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution and the new equity or debt securities we issue may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, obtain the required regulatory clearances or approvals, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could adversely affect our ability to achieve our development and commercialization goals, which could have a material and adverse effect on our business, results of operations and financial condition.

    We have a history of operating losses and we will need additional financing to meet our future long term capital requirements.

    We have a history of losses and may continue to incur operating and net losses for the foreseeable future. We incurred a net loss of approximately $2,999,000 for the six-month period ended July 2, 2011 and a net loss of approximately $2,052,000 for the twelve-month period ended January 1, 2011 and a net loss of approximately $908,000 for the twelve-month period ended January 2, 2010. As of January 1, 2011, our accumulated deficit was $10.2 million. We have not achieved profitability on an annual basis. We may not be able to reach a level of revenue to achieve profitability. If our revenues grow slower than anticipated, or if operating expenses exceed expectations, then we may not be able to achieve profitability in the near future or at all, which may depress our stock price.

    We believe that our current cash, cash equivalents and cash generated from operations, will be sufficient to meet our projected operating plans through March 2012.  Since July 2, 2011, the end of our second fiscal quarter, we have received an additional $1,516,500 in proceeds from the exercise of warrants issued by us in the May 2010 private placement. We may require additional funds, either through additional equity or debt financings or collaborative agreements or from other sources to engage in research and development activities with respect to our potential new product candidates and to establish the personnel necessary to successfully implement our business strategy. We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

    Litigation may harm our business.

    Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

    If we are unable to establish or maintain sales, marketing and distribution capabilities or enter into and maintain arrangements with third parties to sell, market and distribute our products, our business may be harmed.

    To achieve commercial success for our products, we must sell rights to our product lines at favorable prices, develop a sales and marketing force, or enter into arrangements with others to market and sell our products. In addition to being expensive, developing and maintaining such a sales force is time consuming, and could delay or limit the success of any product launch. We may not be able to develop this capacity on a timely basis or at all. Qualified direct sales personnel with experience in the phytochemical industry are in high demand, and there is no assurance that we will be able to hire or retain an effective direct sales team. Similarly, qualified independent sales representatives both within and outside the United States are in high demand, and we may not be able to build an effective network for the distribution of our product through such representatives. We have no assurance that we will be able to enter into contracts with representatives on terms acceptable to us. Furthermore, there is no assurance that we will be able to build an alternate distribution framework should we attempt to do so.

    We may also need to contract with third parties in order to market our products. To the extent that we enter into arrangements with third parties to perform marketing and distribution services, our product revenue could be lower and our costs higher than if we directly marketed our products. Furthermore, to the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we do not know whether these efforts will be successful. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, we will not be able to generate product revenue, and may not become profitable.

    Our sales and results of operations depend on our customers’ research and development efforts and their ability to obtain funding for these efforts.

    Our customers include researchers at pharmaceutical and biotechnology companies, chemical and related companies, academic institutions, government laboratories and private foundations. Fluctuations in the research and development budgets of these researchers and their organizations could have a significant effect on the demand for our products. Our customers determine their research and development budgets based on several factors, including the need to develop new products, the availability of governmental and other funding, competition and the general availability of resources. As we continue to expand our international operations, we expect research and development spending levels in markets outside of the United States will become increasingly important to us.

    Research and development budgets fluctuate due to changes in available resources, spending priorities, general economic conditions, institutional and governmental budgetary limitations and mergers of pharmaceutical and biotechnology companies. Our business could be seriously harmed by any significant decrease in life science and high technology research and development expenditures by our customers. In particular, a small portion of our sales have been to researchers whose funding is dependent on grants from government agencies such as the United States National Institute of Health, the National Science Foundation, the National Cancer Institute and similar agencies or organizations. Government funding of research and development is subject to the political process, which is often unpredictable. Other agencies, such as Homeland Security or defense, or general efforts to reduce the United States federal budget deficit could be viewed by the government as a higher priority. Any shift away from funding of life science and high technology research and development or delays surrounding the approval of governmental budget proposals may cause our customers to delay or forego purchases of our products and services, which could seriously damage our business.

    Some of our customers receive funds from approved grants at a particular time of year, many times set by government budget cycles. In the past, such grants have been frozen for extended periods or have otherwise become unavailable to various institutions without advance notice. The timing of the receipt of grant funds may affect the timing of purchase decisions by our customers and, as a result, cause fluctuations in our sales and operating results.

    Demand for our products and services is subject to the commercial success of our customers’ products, which may vary for reasons outside our control.

    Even if we are successful in securing utilization of our products in a customer’s manufacturing process, sales of many of our products and services remain dependent on the timing and volume of the customer’s production, over which we have no control. The demand for our products depends on regulatory approvals and frequently depends on the commercial success of the customer’s supported product. Regulatory processes are complex, lengthy, expensive, and can often take years to complete.

    We face the risk of product liability claims or recalls and may not be able to obtain or maintain adequate product liability insurance.

    Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of phytochemical products. We may be subject to such claims if our products cause, or appear to have caused, an injury. Defending a lawsuit, regardless of merit, could be costly, divert management attention and result in adverse publicity, which could result in the withdrawal of, or reduced acceptance of, our product in the market.

    Our product liability insurance is subject to deductibles and coverage limitations and we may not be able to maintain this insurance. If we are unable to maintain product liability insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect ourselves against potential product liability claims, we could be exposed to significant liabilities, which may harm our business and our financial condition. A product liability claim or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business, financial condition and results of operations.

    We may bear financial risk if we under-price our contracts or overrun cost estimates.

    In cases where our contracts are structured as fixed price or fee-for-service with a cap, we bear the financial risk if we initially under-price our contracts or otherwise overrun our cost estimates. Such under-pricing or significant cost overruns could have a material adverse effect on our business, results of operations, financial condition and cash flows.

    We rely on single or a limited number of third-party suppliers for the raw materials required for the production of our products.

    Our dependence on a limited number of third-party suppliers or on a single supplier, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could delay the development and commercialization of our products, or interrupt production of then existing products that are already marketed, which would have a material adverse effect on our business.

    We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

    Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

    Future acquisitions could be unsuccessful, and could strain our existing human and capital resources.

    We plan to acquire other entities in the future and these acquisitions may be material to our business, plans and projections. We may be unable to consummate these acquisitions on favorable terms or at all. Even if we consummate one or more of these acquisitions, we may not successfully integrate large numbers of new employees, technology and businesses, and such efforts could put a strain on our existing human and capital resources.

    We heavily rely on third party air cargo carriers and other package delivery services, and a significant disruption in these services or significant increases in prices may disrupt our ability to ship products or import materials, increase our costs and lower our profitability and harm our reputation.

    We emphasize our prompt service and shipment of products as a key element of our sales and marketing strategy. We ship a significant number of products to our customers through independent package delivery companies. In addition, we transport materials between our facilities and import raw materials from worldwide sources. Consequently, we heavily rely on air cargo carriers and other third party package delivery providers. If any of our key third party providers were to experience a significant disruption such that any of our products, components or raw materials could not be delivered in a timely fashion or we would incur additional costs that we could not pass on to our customers, our costs may increase and our relationships with certain customers may be adversely affected. In addition, if these third party providers increase prices, and we are not able to find comparable alternatives or make adjustments to our selling prices, our profitability could be adversely affected.

If we experience a significant disruption in our information technology systems or if we fail to implement new systems and software successfully, our business could be adversely affected.

We depend on information systems throughout our company to control our manufacturing processes, process orders, manage inventory, process and bill shipments and collect cash from our customers, respond to customer inquiries, contribute to our overall internal control processes, maintain records of our property, plant and equipment, and record and pay amounts due vendors and other creditors. If we were to experience a prolonged disruption in our information systems that involve interactions with customers and suppliers, it could result in the loss of sales and customers and/or increased costs, which could adversely affect our business.

Risks Related to Regulatory Approval of Our Products and Other Government Regulations

    We are subject to regulation by various federal, state and foreign agencies that require us to comply with a wide variety of regulations, including those regarding the manufacture of products, the distribution of our products and environmental matters. Failure to comply with these regulations could subject us to fines, penalties and additional costs.

    Some of our operations are subject to regulation by various United States federal agencies and similar state and international agencies, including the United States Department of Commerce, the United States Department of Transportation, the United States Department of Agriculture and other comparable state and international agencies. These regulations govern a wide variety of product activities, from design and development to labeling, manufacturing, handling, sales and distribution of products. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

    We are also subject to various federal, states, local and international laws and regulations that govern the handling, transportation, manufacture, use and sale of substances that are or could be classified as toxic or hazardous substances. Some risk of environmental damage is inherent in our operations and the products we manufacture, sell, or distribute. Any failure by us to comply with the applicable government regulations could also result in product recalls or impositions of fines and restrictions on our ability to carry on with or expand in a portion or possibly all of our operations. If we fail to comply with any or all of these regulations, we may be subject to fines or penalties, have to recall products and/or cease their manufacture and distribution, which would increase our costs and reduce our sales.

    Government regulations of our customer’s business are extensive and are constantly changing. Changes in these regulations can significantly affect customer demand for our products and services.

    The process by which our customer’s industries are regulated is controlled by government agencies and depending on the market segment can be very expensive, time-consuming, and uncertain. Changes in regulations or the enforcement practices of current regulations could have a negative impact on our customers and, in turn, our business. At this time, it is unknown how the FDA will interpret and to what extent it will enforce new GMPs, regulations that will likely affect many of our customers. These uncertainties may have a material impact on our results of operations if the resulting effects of these regulations on our customers negatively impact their demand for our products and services.

    Changes in government regulation or in practices relating to the pharmaceutical, dietary supplement, food and cosmetic industry could decrease the need for the services we provide.

    Governmental agencies throughout the world, including the United States, strictly regulate these industries. Our business involves helping pharmaceutical and biotechnology companies navigate the regulatory drug approval process. Changes in regulation, such as a relaxation in regulatory requirements or the introduction of simplified drug approval procedures, or an increase in regulatory requirements that we have difficulty satisfying or that make our services less competitive, could eliminate or substantially reduce the demand for our services. Also, if the government makes efforts to contain drug costs and pharmaceutical and biotechnology company profits from new drugs, our customers may spend less, or reduce their spending on research and development. If health insurers were to change their practices with respect to reimbursements for pharmaceutical products, our customers may spend less, or reduce their spending on research and development.

Risks Related to the Securities Markets and Ownership of our Equity Securities

    Since our common stock is only minimally publicly traded, and will likely remain so for some time, the price may be subject to wide fluctuations.

    Since June 20, 2008 there has been a minimal public market for our common stock. The market price of our common stock is likely to be highly volatile and subject to wide fluctuations in response to the following factors, which are generally beyond our control. These factors may include:

•	the ability to develop and obtain regulatory approvals for and market products on a timely basis;

•	volume, price and timing of orders for products, if we are able to sell them;

•	the introduction of new products or product enhancements by competitors;

•	disputes or other developments with respect to intellectual property rights;

•	products liability claims or other litigation;

•	quarterly variations in our results of operations and those of competitors;

•	sales of large blocks of our common stock, including sales by its executive officers and directors;

•	changes in governmental regulations or in the status of regulatory approvals, clearances or applications;

•	changes in the availability of third party reimbursement in the United States or other countries;

•	changes in earnings estimates or recommendations by securities analysts; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of competitors.

    We cannot predict the extent to which an active public market for its common stock will develop or be sustained at any time in the future. If we are unable to develop or sustain a market for our common stock, investors may be unable to sell the common stock they own, and may lose the entire value of their investment.

    Our common stock is and likely will remain subject to the SEC's “penny stock” rules, which may make its shares more difficult to sell.

    Because the price of our common stock is currently and is likely to remain less than $5.00 per share, it is expected to be classified as a “penny stock.” The SEC rules regarding penny stocks may have the effect of reducing trading activity in our shares, making it more difficult for investors to sell. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies;

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has received the required risk disclosure document before a transaction in a “penny stock” can be completed; and

•	give bid and offer quotations and broker and salesperson compensation information to the customer orally or in writing before or with the confirmation.

    These rules make it more difficult for broker-dealers to effectuate customer transactions and trading activity in our securities and may result in a lower trading volume of our common stock and lower trading prices.

    Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

    At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for us, with our small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

    We do not intend to pay cash dividends.

    We have never declared or paid cash dividends on our capital stock. We currently expect to use available funds and any future earnings in the development, operation and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of any future debt or credit facility we may obtain may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be an investor’s only source of potential gain from our common stock for the foreseeable future.

    Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

    The May 2010 private placement involved the issuance of a substantial number of shares of our common stock and warrants to purchase common stock. The ownership interest in us of the our stockholders prior to such offering was reduced, and if the outstanding warrants to exercise common stock are exercised in accordance with their terms, the ownership interest in us such stockholders will be reduced even further. As a result of the sale of such a large number of shares of our common stock and securities convertible into common stock, the market price of our common stock could decline. If future operations or acquisitions are financed through the issuance of equity securities, stockholders could experience significant dilution. Securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. In addition, the issuance of shares of our common stock upon the exercise of outstanding options or warrants may result in dilution to our stockholders.

    We may become involved in securities class action litigation that could divert management’s attention and harm our business.

    The stock markets in general, and the stocks of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation which would be expensive and divert management’s attention and resources from managing the business.

    As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. The management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or the stock market upon which our stock is traded.

    We have a significant number of outstanding warrants and options, and future sales of these shares could adversely affect the market price of our common stock.

    As of August 30, 2011, we had outstanding warrants for an aggregate of 10,271,914 shares of common stock at a weighted average exercise price of $0.68 per share and options exercisable for an aggregate of 16,208,176 shares of common stock at a weighted average exercise price of $1.52 per share. Of these shares, an aggregate of 24,761,740 of these shares either currently are or will be registered and, among these, 16,335,284 shares are vested or underlie options or warrants that are immediately exercisable as of August 30, 2011. These registered and vested warrants and options will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, more outstanding warrants and options will be in-the-money and the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

    A large number of shares may be sold in the market as part of or following the offerings that may be made under this prospectus, which may depress the market price of our common stock.

    A large number of shares may be sold in the market following the offerings under this prospectus, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares.  We cannot predict the effect the offerings that may be made under this prospectus may have on the price of our common stock.  In addition, the Company also has a significant number of shares of common stock equivalents.  See “ –We have a significant number of outstanding warrants and options, and future sales of these shares could adversely affect the market price of our common stock.” and “Stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.”.

USE OF PROCEEDS

    Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities offered by us under this prospectus will be used for working capital and other corporate purposes. General corporate purposes may include repayment of debt, capital expenditures, and any other purposes that we may specify in any prospectus supplement. In addition, we may use a portion of any net proceeds to acquire complementary products or businesses.  We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

    We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. However, with respect to the 13,964,284 shares of common stock being offered by the selling stockholders under this prospectus, we will receive up to $824,250 in the aggregate from the selling stockholders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 3,924,998 shares of common stock issued to the selling stockholders.  Because the warrant holders may exercise the warrants in their own discretion, if at all, at any time until their expiration, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. See “Description of Capital Stock.”  We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the shares of our common stock being offered hereby by the selling stockholder.

DIVIDEND POLICY

    We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service, if any, and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK AND RELATED MATTERS

    Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CDXC.” The following table sets forth the high and low bid prices for our common stock for the fiscal quarters indicated as reported on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
2011
Third Quarter ended October 1, 2011 (through August 26, 2011)	$1.80	$0.55
Second Quarter ended July 2, 2011	$1.70	$1.10
First Quarter ended April 2, 2011	$2.01	$1.30

2010
Fourth Quarter ended January 1, 2011	$1.66	$1.13
Third Quarter ended October 2, 2010	$1.67	$1.11
Second Quarter ended July 3, 2010	$2.07	$0.18
First Quarter ended April 3, 2010	$0.66	$0.35

    Our common stock is thinly traded and any reported sale prices may not be a true market-based valuation of our common stock. On August 30, 2011, the closing bid price of our common stock, as reported on the OTC Bulletin Board, was $0.55 per share.

    As of August 26, 2011, there were approximately 87 holders of record of our common stock.  The transfer agent for our common stock is Island Stock Transfer at 100 Second Avenue South, Suite 705S, Saint Petersburg, FL 33701.

    Trades in our common stock may be subject to Rule 15g-9 under the Exchange Act, which imposes requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

    The SEC also has rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on some national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealers also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealers and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealers and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of common stock.

SELLING STOCKHOLDERS

    This prospectus covers the resale from time to time by the selling stockholders identified in the table below of up to 13,964,284 shares of our common stock, including, as of August 30, 2011, 10,039,286 issued and outstanding shares of our common stock and 3,924,998 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock, each originally issued in the May 2010 private placement in a transaction exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) and Rule 506 of Regulation D thereof.

    The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in the Offering” in the table below.

    The table below has been prepared based upon the information furnished to us by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of the offering covered by this prospectus because the selling stockholders may offer some or all of their shares of common stock under this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

    The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of the selling stockholder, and the number of shares of our common stock beneficially owned by the selling stockholders before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

    For a description of any position, office or any other material relationship a selling stockholder has had with us or our affiliates during the past three years, see our most recently filed definitive proxy statement and annual report on Form 10-K filed with the SEC and the footnotes to the following table. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”  We have been advised, as noted in the footnotes in the table below, that certain of the selling stockholders are affiliates of a broker-dealer and/or underwriter. We have been advised that each of these selling stockholders acquired our common stock and the warrants originally issued in the May 2010 private placement in the ordinary course of business, not for resale, and that none of these selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

    We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering. The selling stockholders have agreed to certain restrictions on the transfer of their respective subscribed shares of common stock and additional shares underlying warrants purchased pursuant to the subscription agreement entered into in connection with the May 2010 private placement, or the Subscription Agreement. These restrictions do not apply to any sales by the selling stockholders pursuant to this registration statement or any other effective registration statement. For more information on these restrictions on the selling stockholder, see “Plan of Distribution” in this prospectus.

    Beneficial ownership is determined in accordance with the rules of the SEC. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below, calculated as of August 30, 2011, is based upon 74,609,996 shares of common stock outstanding and as further adjusted to give effect to the offering as noted in the footnotes in the table below.

Selling Stockholder	Shares of Common Stock Owned Before this Offering (1)	Shares of Common Stock Underlying Warrants Owned Before this Offering (2)	Shares of Common Stock Being Offered in this Offering	Shares of Common Stock Owned Upon Completion of this Offering (3)	Percentage of Common Stock Outstanding Upon Completion of this Offering (4)
Michael Brauser (5)	3,723,926	3,746,426	6,678,568	791,784	1.01%
Dr. Phillip Frost (6)	14,325,004	0	6,750,002	7,575,002	9.65%
IVC Investors, LLLP (7)	652,589	535,714	535,714	652,589	*

*	Represents less than 1%.
(1)
Includes stock options exercisable within 60 days, but does not include shares of our common stock issuable under warrants originally issued in the May 2010 private placement which are included in the column “Shares of Common Stock Underlying Warrants Owned Before this Offering.”

(2)	Represents shares of our common stock remaining issuable under warrants issued in the May 2010 private placement. The warrants are immediately exercisable.
(3)
Assumes that (i) all of the shares of common stock to be registered on the registration statement of which this prospectus is a part, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering and (ii) that no other shares of common stock are acquired or sold by the selling stockholders prior to the completion of the offering. However, subject to the restrictions of transfer agreed to by the selling stockholders (see “Plan of Distribution” in this prospectus), the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge, except pursuant to the Subscription Agreement, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(4)
Applicable percentage ownership is based on the sum of (i) 74,609,996 shares of common stock outstanding as of August 30, 2011, and (ii) 3,924,998 shares of common stock as of August 30, 2011 issuable upon exercise of all of the outstanding warrants to purchase common stock issued in the May 2010 private placement held by the selling stockholders.

(5)
Direct ownership of (i) 100,000 shares of common stock immediately exercisable under a warrant (ii) through Michael & Betsy Brauser TBE, 1,795,714 shares of common stock and 1,785,714 shares of common stock immediately exercisable under a warrant.  Indirect ownership through (i) Betsy Brauser Third Amended Trust Agreement (beneficially owned by the spouse and disclaimed by Michael Brauser) of 357,142 shares of common stock and 357,142 shares of common stock immediately exercisable under a warrant; (ii) Grander Holdings, Inc. 401K profit Sharing Plan (of which, Michael Brauser is a trustee) of 314,285 shares of common stock and 314,285 shares of common stock immediately exercisable under a warrant; (iii) Brauser 2010 GRAT (of which Michael Brauser is a trustee) of 342,857 shares of common stock and 342,857 shares of common stock immediately exercisable under a warrant; and (iv) BMB Holdings, LLLP (of which, Michael Brauser is the Manager of its General Partner) of 846,428 shares of common stock and 846,428 shares of common stock immediately exercisable under a warrant. Includes 67,500 stock options exercisable within 60 days. Mr. Brauser is a former director of the Company who resigned on March 2, 2011.  Of the shares being registered underlying warrants, each of the underlying warrants was acquired by the selling stockholders in connection with the closing of the May 2010 private placement, other than a warrant to acquire 100,000 shares of common stock which was acquired by Michael Brauser on July 13, 2011 from another subscriber who acquired such warrant in the May 2010 private placement.

(6)
Held by Frost Gamma Investments Trust, of which Dr. Phillip Frost has voting and investment power, as the trustee. Dr. Frost is a shareholder and chairman of the board of Ladenburg Thalmann Financial Services, Inc. (NYSE:LTS), parent company of Ladenburg Thalmann & Co., Triad Advisors, Inc. and Investacorp Inc., each registered broker-dealers.  Each of the shares of common stock being offered by Dr. Frost under this prospectus have been owned for in excess of one year.

(7)
Includes 535,714 shares of common stock immediately exercisable under a warrant.  Glenn L. Halpryn has voting and investment power over the securities owned by IVC Investors, LLLP, as manager. Glenn L. Halpryn is a member of the board of directors of the Company. Mr. Halpryn is a shareholder and president of United Security Corporation, a registered broker-dealer.  Glenn Halpryn disclaims beneficial ownership of these shares owned by IVC Investors, LLLP, except to the extent of any pecuniary interest therein. Includes 116,875 stock options exercisable within 60 days.  Each of the shares of common stock being offered by IVC Investors, LLLP under this prospectus have been owned for in excess of one year.

PLAN OF DISTRIBUTION

    We are registering securities with an aggregate public offering price not to exceed $50 million, to be sold by the Company under a “shelf” registration process.  We may offer any combination of shares of our common stock or warrants to purchase shares of our common stock, either individually or in units comprised of any of such securities.  For any such offering under this prospectus we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

    In addition, on behalf of the selling stockholders we are registering for resale 13,964,284 shares of our common stock, including, as of August 30, 2011, 10,039,286 issued and outstanding shares of our common stock and 3,924,998 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock.

    As used in this prospectus, the term “selling stockholders” includes the selling stockholders named herein and any of their pledgees, donees, transferees, assignees and successors-in-interest.  This prospectus may also be used by transferees of the selling stockholders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock.  Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other transfer. We will not receive any of the proceeds from sales or transfers by the selling stockholders or any of their transferees.  Any securities being offered by us and any shares of common stock being offered by the selling stockholders under this prospectus and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time: directly to purchasers; through agents; to or through underwriters; through dealers; or through a combination of such methods of sale. We may also sell securities directly to our stockholders.

    If we use underwriters for a sale of the securities offered by this prospectus, this prospectus will be amended or supplemented by means of an accompanying prospectus supplement setting forth the names of the underwriters, the terms of the underwriting, including discounts, commissions and other compensation to the underwriters, and other information about that specific underwritten offering. In any underwritten offering, the underwriters will acquire the shares for their own account. The underwriters may resell the shares in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the shares offered if they purchase any of the shares. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We would also expect the preceding statements in this paragraph would also apply to underwritten offerings of securities by any selling stockholders.

    In addition to the methods described above, we may sell the securities offered by this prospectus and the selling stockholders may sell shares of our common stock by one or more of the following methods, without limitation:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales made after the date that this registration statement is declared effective by the SEC;

•	transactions in which broker-dealers may agree with one or more of the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of common stock by any selling stockholder to its partners, members or stockholders;

•	any other method permitted pursuant to applicable law; and

•	a combination of any such methods of sale.

    We expect that the selling stockholders will sell their shares primarily through sales on the OTC Bulletin Board or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. Sales may be made at fixed or negotiated prices, and may be effected by means of one or more of the following transactions, which may involve cross or block transactions.  The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders will have the sole discretion not to accept any purchase offer or make any sale of their shares if they deem the purchase price to be unsatisfactory at a particular time. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution.

    To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution or other required information regarding the terms of a particular offering of securities described in this prospectus.

    Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

    The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

    In connection with sales of common stock or interests therein, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Selling stockholders may also engage in short sales, puts and calls or other transactions in our securities or derivatives of our securities and may sell and deliver shares in connection with these transactions. We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement is declared effective by the SEC.

    Selling stockholders and broker-dealers or agents involved in an arrangement to sell any of the offered shares may, under certain circumstances, be deemed to be “underwriters” within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent may be deemed an underwriting discount and commission under the Exchange Act. No selling stockholder has informed us that they have an agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder should notify us that they have a material arrangement with a broker-dealer for the resale of their shares, we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreement between the selling stockholder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We would also file the agreement between the selling stockholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement. The selling stockholder and/or purchasers will pay all discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock.

    If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible for complying with the applicable provisions of the Securities Act, and the rules and regulations thereunder promulgated, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement. These provisions and regulations may limit the timing of purchases and sales of common stock by them and the marketability of such securities. To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

    The Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, will apply to selling stockholders and other persons participating in the sale or distribution of the shares offered hereby. With certain exceptions, Regulation M restricts certain activities of, and limits the timing of purchases and sales of any of the shares by, selling stockholders, affiliated purchasers and any broker-dealer or other person who participates in the sale or distribution. Regulation M precludes these persons from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security subject to the distribution until the distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these limitations may affect the marketability of the shares offered by this prospectus. To our knowledge, except as included in the section titled “Selling Stockholders,” no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

    Except for shares of common stock exercised under warrants sold pursuant to an effective registration statement as described below, each of the selling stockholders and the other subscribers in the May 2010 private placement has agreed with us that with respect to the aggregate of 26,249,983 shares of common stock and the aggregate of 26,249,983 additional shares issued or issuable under warrants purchased by the selling stockholders and other subscribers in the May 2010 private placement, such subscriber and their respective affiliates will not offer, sell, contract to sell, pledge, give, donate, transfer or otherwise dispose of, directly or indirectly:

•
during the period from May 20, 2010 to November 20, 2011, more than 50% of the aggregate number of their respective shares of common stock issued in the May 2010 private placement and additional shares of common stock exercised under warrants issued in the May 2010 private placement; and

•
during the period between November 20, 2011 and May 20, 2012, more than an additional 25% of the aggregate number of their respective shares of common stock issued in the May 2010 private placement and additional shares of common stock exercised under warrants issued in the May 2010 private placement.

    The agreement restricting transfers of shares exercised under warrants by the selling stockholders and the other subscribers terminates on May 20, 2012 or earlier upon any change of control transaction involving us in which holders of our outstanding common stock immediately prior to the change of control transaction hold less than a majority of our outstanding common stock after such transaction. The agreement restricting transfers does not apply to any sales by the selling stockholders pursuant to this registration statement.

    We have agreed to pay all fees and expenses incident to the registration of the shares.  Each selling stockholder will be responsible for all costs and expenses in connection with the sale of their shares, including brokerage commissions or dealer discounts. We will not receive any proceeds from the sale of the common stock. However, we will receive proceeds from the selling stockholders if they exercise their warrants on a cash basis.

    We have agreed to indemnify the selling stockholders  against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

    The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our amended and restated certificate of incorporation, or our certificate of incorporation, and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the General Corporation Law of the State of Delaware.

Authorized Capitalization

    We have authorized the issuance of up to 150,000,000 shares of common stock, par value $0.001 per share. No shares of preferred stock are authorized. Our authorized shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

    As of August 30, 2011, there were issued and outstanding:

•	74,609,996 shares of common stock;

•
Warrants to purchase 10,271,914 shares of common stock with a weighted average exercise price of $0.68 per share, including (i) warrants to purchase 8,553,564 shares issued to the subscribers in the May 2010 private placement  at an exercise price of $0.21 per share and (ii) warrants to purchase 1,718,350 shares issued at an exercise price of $3.00 per share; and

•
Options to purchase an aggregate of 16,208,176 shares of common stock, including (i) options to purchase 1,180,350 shares originally granted under the 2000 Non-Qualified Incentive Stock Option Plan with a weighted average exercise price of approximately $1.11 per share, (ii) options to purchase 15,027,826 shares granted under the Second Amended and Restated 2007 Equity Incentive Plan with a weighted average exercise price of $1.55 per share.

Description of Common Stock

    Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose, subject to any preferential dividend rights of any then outstanding preferred stock. The shares of common stock are neither redeemable or convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.  Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name.

    Our board of directors has recommended to our stockholders a proposal that would allow our board of directors, at its option, to effect a reverse stock split of our common stock.  As proposed, our board of directors would have the authority, until September 30, 2012, to effect a reverse stock split ranging from one-for-two to one-for-ten with a proportionate reduction in our authorized shares of common stock, with the exact ratio with such range and the timing of the reverse split at the sole discretion of our board of directors.

    In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

    Our common stock is traded on the OTC Bulletin Board under the symbol “CDXC”.

Anti-Takeover Effects of Certain Provisions of Delaware Law

    The following is a summary of certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

    Effect of Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at anytime within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Transfer Agent

    The transfer agent for our common stock is Island Stock Transfer at 100 Second Avenue South, Suite 705S, Saint Petersburg, FL 33701.

DESCRIPTION OF WARRANTS

    The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants to purchase our common stock that we may offer under this prospectus.  While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement.   The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

    We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we may file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, the terms of our certificate of incorporation and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the General Corporation Law of the State of Delaware, and all the provisions of the warrants agreement and any supplemental agreements applicable to a particular warrant. We urge you to read the applicable prospectus supplement related to the particular warrants that we sell under this prospectus, as well as the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

General

    We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with shares of our common stock. We may issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

    As of August 30, 2011, the only warrants issued and outstanding consist of warrants to purchase 10,271,914 shares of common stock with a weighted average exercise price of $0.68 per share, including (i) warrants to purchase 8,553,564 shares issued to the subscribers in the May 2010 private placement at an exercise price of $0.21 per share and (ii)  warrants to purchase 1,718,350 shares issued at an exercise price of $3.00 per share.

Terms

    A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of our securities purchasable upon exercise of the warrants;

•	the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

•	if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

•	the date that the warrants may first be exercised;

•	the date that the warrants expire;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

    Each warrant will entitle the holder to purchase for cash the principal amount of shares of our common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

    Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of our common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

    The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

    We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we may file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, the terms of our certificate of incorporation and our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and by the General Corporation Law of the State of Delaware, and all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

    We may issue units comprised of one or more shares of our common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

    We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

    The provisions described in this section, as well as those described under “Description of Capital Stock”  and “Description of Warrants” will apply to each unit and to any shares of our common stock or warrant included in each unit, respectively.

Issuance in Series

    We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

    Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

    We, the unit agent and any respective agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL MATTERS

    The validity of the common stock being offered hereby has been passed upon by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

    The consolidated financial statements of ChromaDex Corporation  incorporated in this prospectus and in the registration statement by reference to the Annual Report on Form 10-K for the year ended January 1, 2011 have been so incorporated by reference in reliance on the report of McGladrey & Pullen, LLP, an independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC, public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

    We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares offered by the selling stockholders pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    We incorporate by reference in this prospectus the documents listed below, each of which should be considered an important part of this prospectus.

•	Annual Report on Form 10-K for the year ended January 1, 2011;
•	Quarterly Report on Form 10-Q for the quarterly periods ended April 2, 2011 and July 2, 2011;
•	Current Reports on Form 8-K filed with the SEC on March 4, 2011, April 4, 2011, May 13, 2011, June 14, 2011 and July 13, 2011; and
•	the description of our common stock contained in Form 8-A filed on June 25, 2008, and any amendment or report filed under the Exchange Act for the purpose of updating such description.

    All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such prior statement. Any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    You may obtain, free of charge, a copy of any of our filings (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

ChromaDex Corporation
10005 Muirlands Blvd., Suite G
Irvine, California 92618
(949) 419-0288

ChromaDex Corporation

$50,000,000

Shares of Common Stock, Warrants and Units

Offered by ChromaDex Corporation
______________________________________

13,964,284 shares of Common Stock

Offered by the Selling Stockholders
______________________________________

PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

    Set forth below is an estimate (except for the SEC registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT
SEC Registration Fees	$7,467
FINRA Filing Fees	5,500
Legal Fees	25,000
Accounting Fees	10,000
Miscellaneous Fees and Expenses	1,500

Total	$49,467

Item 15.	Indemnification of Directors and Officers.

    Section 145 of the Delaware Law General Corporation, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the Delaware Law, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

    The Company may from time to time be subject to Section 2115 of the California Corporations Code, or the California Code, according to which Section 317 of the California Code applies to the indemnification of officers and directors of the Company. Under Section 317 of the California Code, permissible indemnification by a corporation of its officers and directors is substantially the same as permissible indemnification under Section 145 of the Delaware Law, except that (i) permissible indemnification does not cover actions the person reasonably believed were not opposed to the best interests of the corporation, as opposed to those the person believed were in fact in the best interests of the corporation, (ii) the Delaware Law permits advancement of expenses to agents other than officers and directors only upon approval of the board of directors, (iii) in a case of stockholder approval of indemnification, the California Code requires certain minimum votes in favor of such indemnification and excludes the vote of the potentially indemnified person, and (iv) the California Code only permits independent counsel to approve indemnification if an independent quorum of directors is not obtainable, while the Delaware Law permits the directors in any circumstances to appoint counsel to undertake such determination.

    Section 145 of the Delaware Law and Section 317 of the California Code provide that they are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in our certificate of incorporation and the indemnification provision included in our bylaws are consistent with the Delaware Law Sections 102(b)(7) and 145, and California Code Section 317.

    The Company has adopted a form of indemnification agreement with respect to its directors and executive officers, which provided that the Company will indemnify each of the covered directors and executive officers to the fullest extent permitted by law for claims arising in such person’s capacity as a director, executive officer, employee or other agent of the Company. Subject to certain exceptions and a requirement for the covered person to repay the Company in certain instances, the indemnification agreements provide that the Company will pay all expenses incurred by the covered person in defending claims subject to the agreement in advance of the final disposition of such claim. The rights of each director or executive officer party to an indemnification agreement are in addition to any other rights such person may have under the Company’s Certificate of Incorporation, Bylaws or otherwise under Delaware law. The Company has also purchased directors and officers liability insurance.

    Section 145 of the Delaware Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company’s amended and restated certificate of incorporation and bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16.	Exhibits

    The following Exhibits are being filed with this registration statement.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (*)

4.1
Amended and Restated Certificate of Incorporation of ChromaDex Corporation, a Delaware corporation (incorporated by reference from, and filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 4, 2010)

4.2
Bylaws of ChromaDex Corporation, a Delaware corporation (incorporated by reference from, and filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2008)

4.3
Form of Stock Certificate representing shares of ChromaDex Corporation Common Stock (incorporated by reference from, and filed as Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the Commission on April 3, 2009)

4.4	Form of Warrant Agreement, including form of Warrant Certificate (*)

4.5	Form of Unit Agreement (*)

4.6
Form of Warrant under the Subscription Agreement, dated as of April 22, 2010 (incorporated by reference from, and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 26, 2010)

5.1	Opinion of Manatt, Phelps & Phillips, LLP ❖

10.1
Subscription Agreement, dated April 22, 2010, between ChromaDex Corporation and the subscribers listed on the signature pages thereto (incorporated by reference from, and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 26, 2010)

23.1	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm ❖

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (included in the signature pages to this registration statement)

❖	Filed herewith.
(*)
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(5)
 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(a)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 1st day of September, 2011.

CHROMADEX CORPORATION

By:	/S/ FRANK L. JAKSCH, JR.
Frank L. Jaksch, Jr. Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank L. Jaksch, Jr. and Thomas C. Varvaro, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 (and any related registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this prospectus has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ FRANK L. JAKSCH, JR. Frank L. Jaksch, Jr.	Chairman of the Board, Chief Executive Officer, Director (Principal Executive Officer)	September 1, 2011

/s/ THOMAS C. VARVARO Thomas C. Varvaro	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 1, 2011

/s/ STEPHEN BLOCK Stephen Block	Director	September 1, 2011

/s/ REID DABNEY Reid Dabney	Director	September 1, 2011

/s/ HUGH DUNKERLY Hugh Dunkerly	Director	September 1, 2011

/s/ MARK S. GERMAIN Mark S. Germain	Director	September 1, 2011

/s/ GLENN L. HALPRYN Glenn L. Halpryn	Director	September 1, 2011

/s/ CURTIS A. LOCKSHIN Curtis A. Lockshin	Director	September 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (*)

4.1
Amended and Restated Certificate of Incorporation of ChromaDex Corporation, a Delaware corporation (incorporated by reference from, and filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on May 4, 2010)

4.2
Bylaws of ChromaDex Corporation, a Delaware corporation (incorporated by reference from, and filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 24, 2008)

4.3
Form of Stock Certificate representing shares of ChromaDex Corporation Common Stock (incorporated by reference from, and filed as Exhibit 4.1 of the Company’s Annual Report on Form 10-K filed with the Commission on April 3, 2009)

4.4	Form of Warrant Agreement, including form of Warrant Certificate (*)

4.5	Form of Unit Agreement (*)

4.6
Form of Warrant under the Subscription Agreement, dated as of April 22, 2010 (incorporated by reference from, and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on April 26, 2010)

5.1	Opinion of Manatt, Phelps & Phillips, LLP ❖

10.1
Subscription Agreement, dated April 22, 2010, between ChromaDex Corporation and the subscribers listed on the signature pages thereto (incorporated by reference from, and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 26, 2010)

23.1	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm ❖

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (included in the signature pages to this registration statement)

❖	Filed herewith.
(*)
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.